UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550

March 25, 2016

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders, which will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY at 10:00 a.m. (local time) on April 15, 2016.  Your Board of Directors looks forward to greeting those shareholders that are able to attend.  On the following pages you will find the formal Notice of Special Meeting and Proxy Statement.

At the Special Meeting, you will be asked to (i) approve a proposal to amend the second amended and restated articles of incorporation of the Company to increase the number of authorized shares of our common stock from 250,000,000 to 500,000,000; (ii) approve a proposal to amend the second amended and restated articles of incorporation of the Company to authorize the issuance of up to 100,000,000 shares of preferred stock, in one or more classes or series as determined by the Board; (iii) approve a proposal to amend Genco’s second amended and restated articles of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio between 1-for-2 and 1-for-25; and (iv) to approve adjournments or postponements of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals.  Your Board of Directors recommends that you vote your shares “FOR” proposals (i), (ii), (iii) and (iv).  These proposals are more fully described in the accompanying proxy statement.

Whether or not you expect to attend the Special Meeting, it is important that your shares be represented.  Please vote your shares using the internet or a toll-free telephone number, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card and you will receive in response to your request.  Instructions on using each of these voting methods are outlined in the proxy statement. Your cooperation will ensure that your shares are voted.

Thank you for your continued support.

Sincerely,

Peter C. Georgiopoulos
Chairman

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 15, 2016

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco”), will be held on April 15, 2016 at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY  for the following purposes:

1.	To approve a proposal to amend the second amended and restated articles of incorporation of the Company to increase the number of authorized shares of our common stock from 250,000,000 to 500,000,000;

2.	To approve a proposal to amend the second amended and restated articles of incorporation of the Company to authorize the issuance of up to 100,000,000 shares of preferred stock, in one or more classes or series as determined by the Board;

3.	To grant discretionary authority to the Board of Genco to amend the second amended and restated articles of incorporation of the Company to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio at a ratio between 1-for-2 and 1-for-25, with such ratio to be determined by the sole discretion of the Board (the “Reverse Stock Split”) and with such Reverse Stock Split to be effective at such time and date, if at all, as determined by the Board, but no later than one year after shareholder approval thereof;

4.	To consider and vote upon any proposal to approve adjournments or postponements of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt Proposal Nos. 1 through 3; and

5.	To transact such other business as may properly come before the Special Meeting or at any adjournment or postponement thereof.

Shareholders of record at the close of business on March 21, 2016 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the Special Meeting.

All shareholders are cordially invited to attend the Special Meeting. If you do not expect to be present at the Special Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Special Meeting.  Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card. In the event you decide to attend the Special Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE VOTE BY TELEPHONE, INTERNET, OR BY MAIL.  PLEASE REFER TO THE ENCLOSED PROXY FOR INFORMATION ON HOW TO VOTE BY TELEPHONE OR INTERNET.  IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

John C. Wobensmith
President and Secretary
New York, New York
March 25, 2016

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 15, 2016

This proxy statement is furnished to shareholders of Genco Shipping & Trading Limited (“Genco” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Genco (the “Board”) for use in voting at the Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY, on April 15, 2016 at 10:00 a.m. (local time) and at any adjournment or postponement thereof.

This proxy statement, the accompanying form of proxy and the Notice of Internet Availability are first being mailed to shareholders on or about March 29, 2016.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Special Meeting

The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice of Special Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

The Board has fixed the close of business on March 21, 2016 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Special Meeting or any and all adjournments or postponements thereof.  As of March 21, 2016, Genco had issued and outstanding 73,544,994 shares of common stock. The common stock comprises all of Genco’s issued and outstanding voting stock.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Special Meeting or at the Special Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to John C. Wobensmith, Secretary of Genco, stating that the proxy is revoked;
•	by submitting another proxy with a later date; or
•	by attending the Special Meeting and voting in person.

Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Special Meeting, the shareholder must bring to the Special Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.

All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy.

If you are a shareholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted “FOR” the election of such nominee and “FOR” the approval of each proposal.  If you indicate a choice with respect to any matter to be acted upon when voting via the Internet (or by telephone or on your returned proxy card) and you do not validly revoke it, your shares will be voted in accordance with your instructions. If you do not vote via the Internet or by telephone, or sign, date and return a proxy card, you must attend the Special Meeting in person in order to vote.

If you hold your shares through an account with a bank or broker, your shares may be voted by the bank or broker if you do not provide specific voting instructions. Banks and brokers have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. This means that banks and brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least ten days before the date of the Special Meeting.

The three proposals to amend our second amended and restated articles of incorporation are non-routine matters for which brokers do not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, brokers are not allowed to vote on any of these proposals on behalf of beneficial owners if such owners do not return specific voting instructions.

Voting at the Special Meeting

Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Cumulative voting by shareholders is not permitted.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Special Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

	Proposal	Vote Required	Effect of Abstentions	Effect of Broker “Non-Votes”

1.	Increase in authorized shares of common stock	Affirmative vote of a majority of the common shares outstanding and entitled to vote	Same effect as a vote “against”	Same effect as a vote “against”

2.	Authorizing the issuance of preferred stock	Affirmative vote of a majority of the common shares outstanding and entitled to vote	Same effect as a vote “against”	Same effect as a vote “against”

3.
Grant of discretionary authority to the Board of Genco to amend the second amended and restated articles of incorporation of the Company to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio between 1-for-2 and 1-for-25
		Affirmative vote of a majority of the common shares outstanding and entitled to vote	Same effect as a vote “against”	Same effect as a vote “against”

4.	Adjournment or postponement	Affirmative vote of a majority of the common shares represented at the Special Meeting and entitled to vote	Same effect as a vote “against”	No effect

For directions to be able to attend the meeting and vote in person, please contact us by sending an e-mail to finance@gencoshipping.com.

Solicitation

We will pay the costs relating to this proxy statement, the proxy and the Special Meeting.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners.  Directors, officers and regular employees may also solicit proxies. They will not receive any additional pay for the solicitation.

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to Be Held April 15, 2016.

Our Proxy Statement and Annual Report to Shareholders are
available at www.proxyvote.com.

Your vote is important. Thank you for voting.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION INCREASING ITS TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000

The Board has adopted resolutions directing that a proposal to approve an amendment to the Company’s second amended and restated articles of incorporation increasing the number of authorized shares of common stock from 250,000,000 to 500,000,000 be submitted to the holders of our common stock for their approval.

This Proposal No. 1 would be implemented by replacing the first paragraph of Article D of the Company’s second amended and restated articles of incorporation with the following:

“The aggregate number of shares of stock that the Corporation is authorized to issue is five hundred million (500,000,000) registered shares, all of which shall be designated common shares with a par value of one United States cent (US$0.01) per share (herein referred to as the “Common Shares”). No holder of shares of the capital stock of the Corporation shall be entitled to preemptive or subscriptive rights.”

Purpose and Effect of Proposed Amendment

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, the Company currently faces potential liquidity and credit facility covenant compliance issues.  Based on the size of our fleet, our current credit facilities require us to maintain a minimum cash balance of $52.5 million at all times.  In light of our requirements to fund ongoing operations, make payments under our credit facilities, and the possibility of utilizing cash to resolve collateral maintenance shortfalls, we believe that without taking measures that are available to us, we may not remain in compliance with our minimum cash covenants under our credit facilities during 2016.

In addition, given the current weakness in vessel values, we currently do not meet the minimum threshold under the collateral maintenance covenant in certain of our credit facilities, and we believe we may not meet such threshold in certain others of our credit facilities during 2016.  Additionally, this weakness in vessel values could result in us not meeting the leverage ratio requirements in our credit facilities during 2016, which requires us to maintain a ratio not to exceed 70% of financial indebtedness divided by value adjusted total assets, each as defined therein.

In light of the foregoing, we may require capital to fund ongoing operations and debt service and to maintain compliance with our credit facility covenants.  The Board therefore believes that it is in the Company’s best interest to increase the number of authorized shares of common stock in order to provide the Company with adequate flexibility in the future. We may also refinance our indebtedness or raise additional capital through selling assets (including vessels), reducing or delaying capital expenditures, or pursuing other options available to us which may include pursuing strategic opportunities (each of which we refer to herein as a “potential transaction”).  In connection with these potential transactions, the Company may wish to use shares of common stock or securities convertible into common stock to raise capital for the Company or to raise sufficient funding for, meet a condition of, or constitute  part or all of the consideration required to effect any potential transaction. The Board believes that the proposed increase in its number of authorized shares of common stock is desirable to maintain the Company’s flexibility in its ability to raise additional capital or otherwise engage in a potential transaction. The Board will make the determination for future issuance of authorized shares of common stock, and such determinations will not require further action by the shareholders, unless required by law, regulation or stock exchange rule. While the Company, from time to time, considers potential transactions that may require the issuance of shares of common stock and has had discussions with third parties regarding potential transactions, as of the date of this Proxy Statement, the Company has not entered into any binding agreements or arrangements that will result in any such potential transaction. There can be no assurance that any such  discussions will result in any potential transactions being implemented.

Certain Risks Associated with Increasing the Total Number of Authorized Shares of Common Stock

Before voting on this Proposal No. 1, you should consider the following risks associated with the implementation of the increase in the total number of authorized shares of our common stock.

Holders of common stock could experience substantial dilution of their ownership and voting rights.

The issuance of additional shares of our common stock could result in substantial dilution to the Company’s shareholders.  The issuance in the future of any additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the ownership percentage and voting rights, of the currently outstanding shares of common stock.  As we may need to raise significant amounts of equity capital while our stock is currently trading at historic lows, such dilution may be substantial.  In addition, holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. This means that current shareholders do not have a prior right to purchase any new issue of common stock of the Company in order to maintain their proportionate ownership interest.

Increasing the number of authorized shares of common stock could discourage, delay, or prevent a third party from taking over or effecting a change of control of the Company.

The proposed amendment could adversely affect the ability of third parties to take over or change the control of the Company. The authorization or issuance of common stock, while providing desirable flexibility in connection with possible business combinations, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company because it would enable the Company to issue additional shares of common stock up to the total authorized number with the effect that stockholdings and related voting rights of then existing shareholders would be diluted to an extent proportionate to the number of additional shares of common stock issued.

The Board has no present intention of issuing any common stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. The Board could, in the exercise of its fiduciary duties to the Company and its shareholders, determine to issue common stock for such purposes in the future. The Board may also issue common stock for capital-raising activities or other corporate purposes that have the effect of making an acquisition of the Company materially more difficult or costly. Moreover, the Company does not currently have any agreements, commitments or understandings with respect to the issuance of the Company’s common stock that would be authorized upon approval of the proposed amendment.

Effectiveness of Amendment

The amendment, if approved by our shareholders, would become effective upon the filing or such later time as specified in the filing of articles of amendment to our second amended and restated articles of incorporation with the Registrar of Corporations of the Marshall Islands.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote will be required to approve this proposal.

No Appraisal Rights

Under Marshall Islands law, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to this proposal.

 THE GENCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION INCREASING THE TOTAL NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 500,000,000 (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION AUTHORIZING THE ISSUANCE OF UP TO 100,000,000 SHARES OF PREFERRED STOCK

The Board has adopted resolutions directing that a proposal to approve an amendment to the Company’s second amended and restated articles of incorporation authorizing the issuance of up to 100,000,000 shares of preferred stock, in one or more classes or series as determined by the Board, be submitted to the holders of our common stock for their approval.  Currently, the Company’s second amended and restated articles of incorporation authorize only common stock.

This Proposal No. 2 would be implemented by replacing the first paragraph of Article D of the Company’s second amended and restated articles of incorporation with the following (assuming shareholder approval of Proposal No. 1):

“The aggregate number of shares of stock that the Corporation is authorized to issue is six hundred million  (600,000,000) registered shares, of which five hundred million (500,000,000) shall be designated common shares with a par value of one United States cent (US$0.01) per share (herein referred to as the “Common Shares”), and one hundred million (100,000,000) shall be designated as blank check preferred shares (hereinafter referred to as preferred shares) with a par value of one United States cent (US$0.01) per share. The Board of Directors of the Corporation shall have the authority to authorize the issuance from time to time of one or more classes of preferred shares with one or more series within any class thereof, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereon as shall be set forth in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issuance of such preferred shares. No holder of shares of the capital stock of the Corporation shall be entitled to preemptive or subscriptive rights.”

Purpose and Effect of Proposed Amendment

As noted above in Proposal No. 1, the Company currently faces potential liquidity and credit facility covenant compliance issues and may therefore seek to enter into one or more potential transactions to solve these issues.  For many of these potential transactions, issuing preferred stock for the purposes described in Proposal No. 1 may be a more favorable and flexible alternative for the Company than issuing common stock for such purposes.

Companies frequently use preferred stock as a means of raising capital and availing themselves of strategic opportunities. In some financing transactions, the terms of the securities that are issued are highly negotiated and tailored to meet the needs of the investors and the issuing company. The terms of those securities commonly include a liquidation preference, a dividend preference, a right to convert the securities to common stock, and other protections and rights not found in common stock.

Once a company is authorized to issue preferred stock, the board of directors of the company, without shareholder approval, can designate a series of preferred stock to issue in connection with a financing transaction and can designate the rights, privileges, and preferences of the series of preferred stock to meet the negotiated terms of the transaction.

If the proposed amendment is approved, the Board will be authorized to issue preferred stock, from time to time, with full, limited or no voting power, and with all the designations, preferences and relative, participating, optional or special voting or other rights, and qualifications, limitations or other restrictions upon the preferred stock, as may be provided in resolutions adopted by the Board.  The authority of the Board will include, but not be limited to, the determination or filing of the following with respect to shares of any class or series of preferred stock:

•	The distinctive designation of and the number of shares (up to the number of shares authorized) of any class or series of preferred stock;

•	The rate and time at which, and the terms and conditions upon which, dividends shall be paid and whether such dividends shall be cumulative or noncumulative;

•	Whether the shares will be convertible into or exchangeable for shares of any other class or series of stock and the terms and conditions of the conversion or exchange;

•	Whether the shares will be subject to redemption, and the redemption price or prices, and the time or times at which, and the terms and conditions upon which, the shares may be redeemed;

•	The rights, if any, of the holders of the shares upon the voluntary or involuntary liquidation of the Company;

•	The terms of the sinking fund or redemption or purchase amount, if any, to be provided for the shares; and

•	The voting powers, full or limited, if any, of the holders of the shares.

The Company is unable to determine the actual impact of the issuance of any class or series of preferred stock on the holders of common stock of the Company until the Board designates the rights, privileges, and preferences of a class or series of preferred stock. The Board will have the authority to establish the specific terms of the preferred stock.

However, it is likely that the holders of shares of preferred stock, if issued, would have certain rights that are superior to the rights of the holders of the Company’s common stock, including, without limitation, rights with respect to dividends and distributions upon a liquidation or dissolution of the Company. The terms of the preferred stock might, among other things:

•	Restrict the Company’s ability to pay dividends to the holders of common stock or the amount of dividends that the Company can pay to the holders of common stock;

•	Restrict the Company’s ability to repurchase outstanding common stock;

•	Dilute the voting power of the holders of common stock;

•	Dilute the equity interests and voting power of the holders of common stock if the preferred stock is convertible into common stock; and

•
Restrict the distribution of assets to the holders of common stock upon a liquidation or dissolution of the Company until the Company satisfies any liquidation preference granted to the holders of preferred stock.

Certain Risks Associated with Authorizing Preferred Stock

Before voting on this Proposal No. 2, you should consider the following risks associated with the implementation of the increase in the total number of authorized shares of our common stock.

Holders of common stock could experience substantial dilution of their ownership and voting rights.

The issuance of shares of preferred stock could result in substantial dilution to the Company’s shareholders.  Depending on the rights of any particular series of preferred stock that are issued, the issuance in the future of any such preferred shares or the conversion of such shares into common stock (if convertible) may have the effect of diluting the earnings per share and book value per share, as well as the ownership percentage and voting rights, of the currently outstanding shares of common stock.  As we may need to raise significant amounts of equity capital while our stock is currently trading at historic lows, such dilution may be substantial.  In addition, holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. This means that current shareholders do not have a prior right to purchase any new issue of common stock of the Company in order to maintain their proportionate ownership interest.

Authorizing preferred stock could discourage, delay, or prevent a third party from taking over or effecting a change of control of the Company.

The proposed amendment could adversely affect the ability of third parties to take over or change the control of the Company. The authorization or issuance of preferred stock, while providing desirable flexibility in connection with possible business combinations, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company.  Issuances of preferred stock could dilute the stockholdings and related voting rights of then existing shareholders to an extent that is at least proportionate to the number of additional shares of preferred stock issued.

The Board has no present intention of issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. The Board could, in the exercise of its fiduciary duties to the Company and its shareholders, determine to issue preferred stock for such purposes in the future. The Board may also issue preferred stock for capital-raising activities or other corporate purposes that have the effect of making an acquisition of the Company materially more difficult or costly, as could be the case if the Board were to issue additional common stock for such purposes. Moreover, the Company does not currently have any agreements, commitments or understandings with respect to the issuance of the Company’s preferred stock that would be authorized upon approval of the proposed amendment.

Effectiveness of Amendment

The amendment, if approved by our shareholders, would become effective upon the filing or such later time as specified in the filing of articles of amendment to our second amended and restated articles of incorporation with the Registrar of Corporations of the Marshall Islands.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote will be required to approve this proposal.

No Appraisal Rights

Under Marshall Islands law, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to this proposal.

THE GENCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION AUTHORIZING THE ISSUANCE OF UP TO 100,000,000 SHARES OF PREFERRED STOCK (ITEM 2 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 3

REVERSE SPLIT OF THE COMMON STOCK OF THE COMPANY

General

The Board has adopted resolutions (1) declaring that submitting an amendment to the Company’s second amended and restated articles of incorporation to effect the Reverse Stock Split of our issued and outstanding common stock, as described below, is advisable and (2) directing that a proposal to approve the Reverse Stock Split (the “Reverse Stock Split Proposal”) be submitted to the holders of our common stock for their approval.

This Proposal No. 3 would be implemented by the addition of the following paragraph to the end of Article D of the Company’s second amended and restated articles of incorporation:

“Upon the filing and effectiveness pursuant to the BCA of the articles of amendment adding this paragraph to Article D of these Articles of Incorporation (the “Reverse Stock Split Effective Time”), each [______] shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”) issued and outstanding immediately prior to the Reverse Stock Split Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that in lieu of issuing any such fractional shares, the Corporation shall pay cash (without interest) equal to the number of shares of Common Stock held by any such holder immediately prior to the Reverse Stock Split that were not combined into whole shares of Common Stock upon consummation of the Reverse Stock Split, multiplied by an amount equal to the closing price per share on NYSE on the trading day immediately preceding the effective time of the Reverse Stock Split.  Each certificate that immediately prior to the Reverse Stock Split Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

This Proposal No. 3 would also be implemented by the addition of the following paragraph to the end of Article H(e) of the Company’s second amended and restated articles of incorporation:

“Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section (e) of this Article H shall not apply with respect to the director or directors elected by such holders of preferred stock.”

Approval of the proposal would permit (but not require) the Board to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-25 with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, provided that the Board determines to effect the Reverse Stock Split and such amendment is filed with the appropriate authorities in the Marshall Islands no later than one year after shareholder approval of the Reverse Stock Split. We believe that enabling the Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, the Board may consider, among other things, factors such as:

●	the continuing listing requirements of various stock exchanges;

●	the historical trading price and trading volume of our common stock;

●	the number of shares of our common stock outstanding;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

The Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split determined by the Board, no less than two and no more than 25 shares of existing common stock, as determined by the Board, will be combined into one share of common stock. Shareholders that would otherwise receive fractional shares as a result of the Reverse Stock Split will receive cash payments in lieu of fractional shares. The amendment to our second amended and restated articles of incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by the Board to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our common stock is currently listed on the NYSE. In order for our common stock to continue to be listed on the NYSE, we must comply with various listing standards, including that we maintain a minimum average closing price of at least $1.00 per share of common stock during a consecutive 30 trading-day period.

On February 23, 2016, we were notified by the NYSE that the average closing price of our common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price required by the NYSE under Section 802.01C of the NYSE Listed Company Manual. We have six months following receipt of the NYSE’s notice to regain compliance with the NYSE’s minimum share price requirement. We can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period our common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of such month. Notwithstanding the foregoing, if we determine that we must cure the price condition by taking an action that will require approval of our shareholders, we may also regain compliance by: (i) obtaining the requisite shareholder approval by no later than our next annual meeting, (ii) implementing the action promptly thereafter and (iii) the price of our common stock promptly exceeding $1.00 per share, and the price remaining above that level for at least the following 30 trading days.

A delisting of our common stock from the NYSE would negatively impact us because it could: (i) reduce the liquidity and market price of our common stock; (ii) reduce the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limit our ability offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets, (iv) impair our ability to provide equity incentives to our employees, and (v) lead to a default under one or more of our credit facilities. Certain of our credit facilities include a covenant requiring our common stock to be listed on the NYSE or another internationally recognized stock exchange; thus, if our common stock were to be delisted from the NYSE and not listed on another internationally recognized exchange, we could be in default under such facilities.  Given the cross default provisions in our other credit facilities, we could be in default under those facilities as well, with the result that some or all of our indebtedness could be declared immediately due and payable, and we may not have sufficient assets available to satisfy our obligations.

The Board has adopted the Reverse Stock Split Proposal and recommends that shareholders adopt the Reverse Stock Split Proposal for the purpose of increasing the price of common stock in order to regain compliance with this listing requirement. In addition, the Board believes that increasing the price of our common stock will make it more attractive to a broader range of institutional and other investors, since the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and stocks to their customers. In addition, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of our common stock for our holders.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, even if the Reverse Stock Split is effected, it may not result in the intended benefits described above, including compliance with the NYSE listing requirements, the market price of our common stock may not increase following the Reverse Stock Split or even if it does, the market price of our common stock may decrease in the future. Additionally, the market price per share of our common stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Finally, we believe that a Reverse Stock Split will provide the Company and its shareholders with other benefits. Currently, the fees we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees we pay for custody and clearing services, the fees we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are frequently based on or related to the number of shares being held, cleared or registered, as applicable.  Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of articles of amendment to our second amended and restated articles of incorporation with the Registrar of Corporations of the Marshall Islands. The exact timing of the filing of such articles of amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s second amended and restated articles of incorporation, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split. If such articles of amendment have not been filed with the

Registrar of Corporations of the Marshall Islands within one year after shareholder approval of the Reverse Stock Split, the Board will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the Board, a minimum of two and a maximum of 25 shares in aggregate of existing common stock will be combined into one new share of common stock. Based on the number of shares of common stock issued and outstanding as of March 21, 2016, immediately following the reverse split the Company would have approximately 36,772,497 shares of common stock issued and outstanding if the ratio for the reverse split is 1-for-2, and approximately 2,941,800 shares of common stock issued and outstanding if the ratio for the reverse split is 1-for-25, which is the highest ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 2,941,800 and 36,772,497 shares.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that ultimately determined by the Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” shareholders that would otherwise receive fractional shares as a result of the Reverse Stock Split will receive cash payments in lieu of fractional shares. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

In addition, because no fractional shares will be issued, holders of common stock could be eliminated in the event that the Reverse Stock Split is implemented. However, the Board does not intend to use the Reverse Stock Split as a part of or a first step in a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act. There is no plan or contemplated plan by the Company to take itself private at the date of this proxy statement.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our common stock will continue to be listed on the NYSE under the symbol “GNK”, subject to any decision of the Board to list our securities on another stock exchange.

After the effective time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Authorized Shares of Common Stock

The Reverse Stock Split, by itself, will not change the number of authorized shares of the Company’s common stock under the Company’s second amended and restated articles of incorporation, although if shareholders also approve Proposal No. 1, the amendment to the Company’s second amended and restated articles of incorporation proposed therein would lead to increase in the number of authorized shares of the Company’s common stock as described therein. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Under our second amended and restated articles of incorporation, our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its shareholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company and the Board has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of common stock (i.e. shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of common stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of common stock

Shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares of common stock will be issued in connection with the Reverse Stock Split. If as a result of the Reverse Stock Split, a shareholder of record would otherwise hold a fractional share, the shareholder will receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on NYSE on the trading day immediately preceding the effective time of the Reverse Stock Split, without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefor.

Shareholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal No. 3, you should consider the following risks associated with the implementation of the Reverse Stock Split and the authorized share reduction:

A Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and the trading price of our common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, we cannot assure you that the Reverse Stock Split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

The effect the Reverse Stock Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar Reverse Stock Splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the Reverse Stock Split is implemented and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The Reverse Stock Split may result in some shareholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Depending on the Reverse Stock Split ratio selected by the Board, as a result of the Reverse Stock Split certain shareholders may no longer have any equity interest in the Company.

Depending on the Reverse Stock Split ratio selected by the Board, certain shareholders might be fully cashed out in the Reverse Stock Split and thus, after the Reverse Stock Split takes effect, such shareholders would no longer have any equity interest in the Company and therefore would not participate in our future earnings or growth, if any. It will not be possible for cashed out shareholders, if any, to re-acquire an equity interest in the Company unless they purchase an interest from a remaining shareholder or in a future equity by the Company.

The Reverse Stock Split may not generate additional investor interest.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

The reduced number of issued shares of common stock resulting from a Reverse Stock Split could adversely affect the liquidity of our common stock.

Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, even if the Reverse Stock Split is implemented and we meet the minimum bid price requirement, our common stock may still be delisted if we are unable to satisfy the other requirements for continued listing of our common stock on the NYSE.

Effect of the Reverse Stock Split on Employee Plans, Restricted Stock Units and Warrants

Based upon the reverse stock split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants. This would result in approximately the same aggregate price being required to be paid under such warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock units will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s second amended and restated articles of incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis. This summary only addresses holders of our common stock who hold their common stock as a capital asset. This section does not apply to a holder of our common stock that is a member of a special class of holders subject to special rules, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, grantor trusts, S corporations, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, holders that received their common stock pursuant to the exercise of employee stock options or otherwise as compensation, persons liable for alternative minimum tax, holders who hold their common stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, persons who are former citizens or long-term residents of the United States, or holders whose functional currency is not the U.S. dollar. This summary does not address tax considerations arising under any U.S. federal estate, gift or other non-income tax laws, or under any state, local or foreign laws. This summary is not binding on the Internal Revenue Service (the “IRS”) or any court, and there is no assurance that the IRS or a court will not take a contrary position.

 A “U.S. Holder” is a beneficial owner of common stock that, for U.S. federal income tax purposes, is: (1) an individual citizen or resident of the United States, any state thereof or the District of Columbia; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (a) the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Holder” is a beneficial owner of common stock other than a U.S. Holder, a partnership or an entity treated as a partnership for U.S. federal income tax purposes. If any entity treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of an equity owner in such entity with respect to the reverse stock split generally will depend upon the status of the equity owner and the activities of the entity. Such an equity owner or entity is urged to consult its own tax advisor as to the U.S. federal income tax consequences of the reverse stock split.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY.  NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE U.S. FEDRAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.  ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER.

Tax Consequences of the Reverse Stock Split to U.S. Holders

U.S. Holders Not Receiving Cash in the Reverse Stock Split

A U.S. Holder that does not receive any cash in the reverse stock split generally should not recognize any gain or loss with respect to the reverse stock split for U.S. federal income tax purposes, and generally should have the same adjusted tax basis and holding period in its common stock as such holder had immediately prior to the reverse stock split.

A U.S. Holder’s aggregate tax basis in the shares of common stock exchanged in the reverse stock split generally must be allocated to each share of common stock received in the reverse stock split in a manner that reflects, to the greatest extent possible, that the shares of common stock received are received in respect of shares of common stock that were acquired on the same date and at the same price. To the extent it is not possible to allocate basis in this manner (for example, because the number of shares of common stock held by a U.S. Holder that were acquired on the same date and at the same price could not be exchanged for a whole number of shares in the reverse stock split), the basis of the common stock exchanged must be allocated to the common stock received in a manner that minimizes the disparity in the holding periods of the exchanged common stock whose basis is allocated to any particular common stock received.

U.S. Holders Receiving Cash in Exchange for Common Stock in the Reverse Stock Split

A U.S. Holder’s receipt of cash in exchange for common stock in the reverse stock split generally will be a taxable transaction to such holder for U.S. federal income tax purposes. Under the stock redemption rules of Section 302 of the Code (referred to herein as the “Section 302 tests”), a U.S. Holder’s exchange of common stock for cash in the reverse stock split generally should be treated as a “sale or exchange” of such stock if the exchange (1) results in a “complete termination” of such holder’s interest in us, (2) is “substantially disproportionate” with respect to such holder or (3) is “not essentially equivalent to a dividend” with respect to such holder. Each of the Section 302 tests is described in more detail below.

In determining whether any of the Section 302 tests is satisfied, a U.S. Holder must take into account both common stock actually owned by such holder and any common stock considered as owned by such holder by reason of certain constructive ownership rules in the Code. Under these rules, a U.S. Holder generally will be considered to own common stock which such holder has the right to acquire pursuant to the exercise of an option or warrant or by conversion or exchange of a security. A U.S. Holder generally will also be considered to own common stock that is owned (and, in some cases, constructively owned) by some members of such holder’s family and by some entities (such as corporations, partnerships, trusts and estates) in which such holder, a member of such holder’s family or a related entity has an interest.

If any of the Section 302 tests is satisfied with respect to a U.S. Holder, and an exchange of common stock for cash is therefore treated as a sale or exchange for U.S. federal income tax purposes, such holder generally should recognize gain or loss equal to the difference between the amount of cash received by such holder and such holder’s adjusted tax basis in the common stock exchanged for cash in the reverse stock split. Gain or loss must be calculated separately with respect to each block of shares of common stock exchanged in the reverse stock split. Any gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the relevant shares of common stock have been held for more than one year on the date of the reverse stock split. Currently, the maximum long-term capital gain rate for individual U.S. Holders is 20%; certain non-corporate U.S. Holders may be subject to an additional 3.8% Medicare tax. Certain limitations apply to the deductibility of capital losses.

Conversely, if none of the Section 302 tests is satisfied with respect to a U.S. Holder, such holder generally should be treated as having received a distribution from us in an amount equal to the cash received by such holder in the reverse stock split, in which case the distribution may be taxable as a dividend to the extent of such holder’s share of our earnings and profits.  We cannot determine prior to the consummation of the reverse stock split the extent to which we will have sufficient current and accumulated earnings and profits to cause any distribution to be treated as a dividend for U.S. federal income tax purposes. To the extent that the amount of a distribution received by a U.S. Holder with respect to the reverse stock split exceeds such holder’s share of our current and accumulated earnings and profits, the excess generally should be treated as a tax-free return of capital to the extent of such holder’s adjusted tax basis in the common stock exchanged in the reverse stock split and any remainder generally should be treated as capital gain from the sale or exchange of the common stock. If certain holding period and other requirements are satisfied, dividends are currently taxable at a maximum rate of 20% for individual U.S. Holders; certain non-corporate U.S. Holders may be subject to an additional 3.8% Medicare tax. To the extent that a U.S. Holder’s exchange of common stock for cash in the reverse stock split is treated as a dividend, such holder’s adjusted tax basis in the common stock exchanged therefor may be added to the tax basis of any common stock retained by such holder.

A corporate U.S. Holder that does not satisfy any of the Section 302 tests and is treated for U.S. federal income tax purposes as receiving a dividend in the reverse stock split may be eligible for the dividends received deduction, subject to certain limitations. In addition, any amount received by a corporate U.S. Holder that is treated as a dividend for U.S. federal income tax purposes may constitute an “extraordinary dividend” under Section 1059 of the Code, and result in the reduction of tax basis in such holder’s common stock or in gain recognition to such holder in an amount equal to the non-taxed portion of the dividend. Each corporate U.S. Holder is urged consult its own tax advisor as to the tax consequences of dividend treatment to such holder with respect to its receipt of cash in the reverse stock split.

Section 302 Tests

A U.S. Holder’s exchange of common stock for cash in the reverse stock split must satisfy one of the following tests to be treated as a sale or exchange for U.S. federal income tax purposes:

•	Complete Termination. A U.S. Holder’s exchange of common stock for cash in the reverse stock split generally will result in a “complete termination” of such holder’s interest in us if, in connection with the reverse stock split, either (i) all of the common stock actually and constructively owned by such holder is exchanged for cash, or (ii) all of the shares of common stock actually owned by such holder is exchanged for cash, and, with respect to constructively owned shares of common stock, such holder is eligible to waive (and effectively waives) constructive ownership of all such common stock under procedures described in Section 302(c) of the Code.

•	Substantially Disproportionate Redemption. A U.S. Holder’s exchange of common stock for cash in the reverse stock split generally will be “substantially disproportionate” with respect to such holder if, among other things, immediately after the exchange (i.e., treating all common stock exchanged for cash in the reverse stock split as no longer outstanding), (i) such holder’s percentage ownership of our voting stock is less than 80% of such holder’s percentage ownership of our voting stock immediately before the exchange (i.e., treating all common stock exchanged for cash in the reverse stock split as outstanding), and (ii) such holder owns less than 50% of the total combined voting power of all classes of our stock entitled to vote. For purposes of these percentage ownership tests, a holder will be considered as owning common stock owned directly as well as indirectly through application of the constructive ownership rules described above.

•	Not Essentially Equivalent to a Dividend. In order for a U.S. Holder’s exchange of common stock for cash in the reverse stock split to qualify as “not essentially equivalent to a dividend,” such holder must experience a

“meaningful reduction” in its proportionate interest in us as a result of the exchange, taking into account the constructive ownership rules described above. Whether a U.S. Holder’s exchange of common stock pursuant to the reverse stock split will result in a “meaningful reduction” of such holder’s proportionate interest in us will depend on such holder’s particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction.”

Each U.S. Holder is urged to consult its own tax advisor as to the application of the Section 302 tests to such holder under its particular circumstances.

Tax Consequences of the Reverse Stock Split to Non-U.S. Holders

The U.S. federal income tax rules governing Non-U.S. Holders are complex, and the following is a limited summary of some general rules applicable to certain Non-U.S. Holders with respect to the reverse stock split. Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, local and foreign tax consequences to such holder of the reverse stock split.

A Non-U.S. Holder that does not receive any cash in the reverse stock split generally should not recognize any gain or loss with respect to the reverse stock split for U.S. federal income tax purposes.

A payment to a Non-U.S. Holder in the reverse stock split that is treated as a distribution to such holder with respect to its common stock as described above generally will be subject to U.S. federal income tax withholding at a 30% rate.

If a Non-U.S. Holder’s exchange of common stock for cash in the reverse stock split is treated as a sale or exchange, rather than as a distribution, for U.S. federal income tax purposes, such holder generally should not be subject to U.S. federal income tax on the exchange, unless (1) in the case of a nonresident alien individual, the individual is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are satisfied, or (2) the gain is effectively connected with a U.S. trade or business of such holder, and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by such holder in the United States. A Non-U.S. Holder that is a corporation and whose gain is effectively connected with the conduct of a trade or business within the United States also may be subject to a branch profits tax at a 30% rate (or such lower rate specified by an applicable income tax treaty).

U.S. Federal Income Tax Withholding Requirements

Because a transfer agent may not be able to determine whether a payment to any particular Non-U.S. Holder should be treated as a distribution or as a sale or exchange under one of the Section 302 tests described above, the transfer agent may withhold U.S. federal income taxes equal to 30% of any gross payments made to a Non-U.S. Holder with respect to the reverse stock split, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case an individual Non-U.S. Holder claiming a reduction in (or exemption from) such tax must provide the transfer agent with a properly completed IRS Form W-8BEN claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the Non-U.S. Holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides the transfer agent with an appropriate statement to that effect on a properly completed IRS Form W-8ECI. If the transfer agent does withhold U.S. federal income taxes and a Non-U.S. Holder satisfies one of the Section 302(b) tests above, such a Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld in accordance with applicable Treasury Regulations.

In addition, to prevent backup U.S. federal income tax withholding equal to 28% of the gross payments made to a holder of our common stock in the reverse stock split, each U.S. Holder who does not otherwise establish an exemption from backup withholding must provide the transfer agent with such holder’s correct taxpayer identification number (“TIN”) or certify that such holder is awaiting a TIN, and provide certain other information by completing, under penalties of perjury, the Form W-9 included in the letter of transmittal. Non-U.S. Holders should complete and sign the appropriate IRS Form W-8, a copy of which may be obtained from the transfer agent, in order to avoid backup withholding with respect to payments made to such holders in the reverse stock split.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote will be required to approve the Reverse Stock Split.

No Appraisal Rights

Under Marshall Islands law, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Board Recommendation

THE GENCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT AMENDMENT (ITEM 3 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 4

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

At the Special Meeting, if there are insufficient proxies to approve Proposal Nos. 1, 2 and/or 3, shareholders may vote on a proposal to adjourn or postpone the Special Meeting to a later date to allow additional time to solicit additional proxies. The Board currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposal Nos. 1, 2 and 3.

Approval of the adjournment proposal requires the presence of a quorum and the affirmative vote of a majority of the shares of Genco common stock present or represented by proxy and entitled to vote thereon.

THE GENCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL (ITEM 4 OF THE ENCLOSED PROXY CARD).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Genco’s voting common stock as of March 21, 2016 of:

•	each person, group or entity known to Genco to beneficially own more than 5% of Genco’s stock;
•	each of Genco’s directors;
•	Genco’s Chairman of the Board, Peter C. Georgiopoulos; its President, John C. Wobensmith; its Chief Financial Officer, Apostolos D. Zafolias; and its Chief Accounting Officer, Joseph Adamo; and
•	all of Genco’s directors and executive officers as a group.

 As of March 21, 2016, a total of 73,544,994 shares of common stock were outstanding and entitled to vote at the Special Meeting. Each share of Genco common stock is entitled to one vote on matters on which Genco common shareholders are eligible to vote. The amounts and percentages of Genco common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Name and Address of Beneficial Owner (1)	Amount of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Peter C. Georgiopoulos	4,222,809 (2)	5.55%
John C. Wobensmith	1,112,965 (3)	1.50%
Apostolos Zafolias	66,632 (4)	*
Joseph Adamo	22,503 (5)	*
Peter Kirchof	—	—
Eugene I. Davis	— (6)	—
James G. Dolphin	— (6)	—
Arthur L. Regan	—	—
Kevin Mahony	—	—
Basil G. Mavroleon	12,134 (7)	*
Bao D. Truong	—	—
Investment funds affiliated with Centerbridge Partners, L.P.	22,761,625 (8)	30.95%
Investment funds affiliated with Apollo Global Management, LLC	10,240,593 (9)	13.92%
Investment funds affiliated with Strategic Value Partners, LLC	12,633,679 (10)	17.18%
Investment funds affiliated with Alden Global Capital Ltd	5,194,546 (11)	7.05%
All current directors and executive officers as a group (11 persons)	5,437,043	7.08%

*  Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171.

(2)	Includes 555,300 restricted shares of our common stock granted on August 7, 2014, which vest, if at all, in equal installments commencing on August 7, 2016 and the first anniversary thereafter; 408,163 restricted shares of our common stock granted on February 17, 2016, which vest, if at all, in equal installments commencing on the first three anniversaries of November 15, 2015; warrants to purchase 380,127 shares issued to holders of Genco’s pre-reorganization common stock; warrants to purchase 39,304 shares issued to holders of the Genco’s pre-reorganization common stock owned by Fleet Acquisition LLC (which securities are deemed beneficially owned by Mr. Georgiopoulos by virtue of his membership interest in Fleet Acquisition LLC and his status as the sole member of the Management Committee thereof; Mr. Georgiopoulos disclaims beneficial ownership of these securities except to his pecuniary interest therein); and warrants to purchase 2,139,365 shares issued on August 7, 2014 which vested on August 7, 2015.

(3)	Includes 148,080 restricted shares of our common stock granted on August 7, 2014, which vest, if at all, in equal installments commencing on August 7, 2016 and the first anniversary thereafter; 204,081 restricted shares of our common stock granted on February 17, 2016, which vest, if at all, in equal installments commencing on the first three anniversaries of November 15, 2015; warrants to purchase 26,533 shares issued to holders of Genco's pre-reorganization common stock; and warrants to purchase 570,497 shares issued on August 7, 2014 which vested on August 7, 2015.

(4)	Includes 12,660 restricted shares of our common stock granted on August 7, 2014, which vest, if at all, in equal installments commencing on August 7, 2016 and the first anniversary thereafter; warrants to purchase 1,902 shares issued to holders of Genco's pre-reorganization common stock; and warrants to purchase 48,777 shares issued on August 7, 2014 which vested on August 7, 2015.

(5)	Includes 3,842 restricted shares of our common stock granted on August 7, 2014, which vest, if at all, in equal installments commencing on August 7, 2016 and the first anniversary thereafter; warrants to purchase 2,857 shares issued to holders of Genco's pre-reorganization common stock, which are pledged as collateral in connection with a line of credit; and warrants to purchase 14,804 shares issued on August 7, 2014 which vested on August 7, 2015.

(6)	Does not include 15,690 shares which may be issuable in settlement of restricted stock units.

(7)	Includes warrants to purchase 4,746 shares issued to holders of Genco’s pre-reorganization common stock. Does not include 11,643 shares which may be issuable in settlement of restricted stock units.

(8)	Consists of 3,204,641 shares owned by Centerbridge Credit Partners, L.P., 5,818,546 shares owned by Centerbridge Credit Partners Master, L.P., 10,520,805 shares owned by Centerbridge Capital Partners II (Cayman), L.P., 77,008 shares owned by Centerbridge Capital Partners SBS II (Cayman), L.P., 529,777 shares owned by Centerbridge Special Credit Partners II, L.P. and 2,610,848 shares owned by Centerbridge Special Credit Partners II AIV IV (Cayman), L.P. Centerbridge Credit Partners General Partner, L.P. is the general partner of Centerbridge Credit Partners, L.P. Centerbridge Credit GP Investors, L.L.C. is the general partner of Centerbridge Credit Partners General Partner, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of Centerbridge Credit Partners Master, L.P. Centerbridge Credit Offshore GP Investors, L.L.C. is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. Centerbridge Associates II (Cayman), L.P. is the general partner of Centerbridge Capital Partners II (Cayman), L.P. and Centerbridge Capital Partners SBS II (Cayman), L.P. Centerbridge GP Investors II (Cayman) L.P. is the general partner of Centerbridge Associates II (Cayman), L.P. CCP II Cayman GP Ltd. is the general partner of Centerbridge GP Investors II (Cayman) L.P. Centerbridge Special Credit Partners General Partner II (Cayman), L.P. is the general partner of Centerbridge Special Credit Partners II AIV IV (Cayman), L.P. Centerbridge Special GP Investors II (Cayman), L.P. is the general partner of Centerbridge Special Credit Partners General Partner II (Cayman), L.P. CSCP II Cayman GP Ltd. is the general partner of Centerbridge Special GP Investors II (Cayman), L.P. Mark T. Gallogly is a managing member of Centerbridge Credit GP Investors, L.L.C., Centerbridge Credit Offshore GP Investors, L.L.C., Centerbridge GP Investors II, LLC, which serves as the director of CCP II Cayman Ltd. and Centerbridge Special GP Investors II, L.L.C, which serves as the director of CSCP II Cayman Ltd. Jeffrey H. Aronson is a managing member of Centerbridge Credit GP Investors, L.L.C., Centerbridge Credit Offshore GP Investors, L.L.C. CCP II Cayman Ltd. and CSCP II Cayman Ltd.

The business address of each of the entities and persons identified in this note is 375 Park Avenue, New York, New York 10152. The reported information is based upon the amendment to Schedule 13D filed by Centerbridge Partners, L.P. with the SEC on September 17, 2015. Mr. Truong is a Senior Managing Director of Centerbridge Partners L.P., and Mr. Mahony is an Associate

of Centerbridge Partners L.P., which is affiliated with the Centerbridge Shareholders. Messrs. Truong and Mahony disclaim beneficial ownership of such shares of common stock of Genco.

(9)	Consists of 744,533 shares owned by Apollo Centre Street Partnership, L.P., 185,752 shares owned by Apollo Franklin Partnership, L.P., 4,279,866 shares owned by Apollo Credit Opportunity Trading Fund III LP, 555,455 shares owned by AEC (Lux) S.á.r.l., 953,633 shares owned by AES (Lux) S.á.r.l., 384,252 shares owned by ANS U.S. Holdings Ltd., 2,352,833 shares owned by Apollo Special Opportunities Managed Account, L.P. and 784,269 shares owned by Apollo Zeus Strategic Investments, L.P. Apollo Centre Street Management, LLC serves as the investment manager for Apollo Centre Street Partnership L.P., and Apollo Franklin Management, LLC serves as the investment manager for Apollo Franklin Partnership, L.P. Apollo Credit Opportunity Fund III LP and Apollo Credit Opportunity Fund (Offshore) III LP serve as the general partners of Apollo Credit Opportunity Trading Fund III LP. Apollo Credit Opportunity Management III LLC serves as the investment manager for Apollo Credit Opportunity Fund III LP and Apollo Credit Opportunity Fund (Offshore) III LP. Apollo European Credit Management L.P. serves as the investment manager for AEC (Lux) S.á.r.l. and Apollo European Credit Management, LLC serves as the general partner of Apollo European Credit Management, L.P. Apollo European Strategic Management, L.P. serves as the investment manager for AES (Lux) S.á.r.l., and Apollo European Strategic Management LLC serves as the general partner for Apollo European Strategic Management, L.P. Apollo SK Strategic Investments, L.P. is the sole member-manager of ANS U.S. Holdings Ltd. Apollo SK Strategic Management, LLC serves as the investment manager for Apollo SK Strategic Investments, L.P. Apollo SOMA Advisors, L.P. serves as the general partner of Apollo Special Opportunities Managed Account, L.P., and Apollo SOMA Capital Management, LLC serves as the general partner of Apollo SOMA Advisors, L.P. Apollo Principal Holdings II, L.P. serves as the sole member and manager of Apollo SOMA Capital Management, LLC, and Apollo Principal Holdings II GP, LLC serves as the general partner of Apollo Principal Holdings II, L.P. Apollo SVF Management, L.P. serves as the manager of Apollo Special Opportunities Managed Account, L.P., and Apollo SVF Management GP, LLC serves as the general partner of Apollo SVF Management, L.P. Apollo Zeus Strategic Management, LLC serves as the investment manager for Apollo Zeus Strategic Investments, L.P. Apollo Capital Management, L.P. is the sole member and manager of Apollo Centre Street Management, LLC, Apollo Franklin Management, LLC, Apollo Credit Opportunity Management III LLC, Apollo European Credit Management, LLC, Apollo European Strategic Management, LLC, Apollo SK Strategic Management, LLC, Apollo SVF Management GP, LLC and Apollo Zeus Strategic Management, LLC . Apollo Capital Management GP, LLC is the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P. serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC serves as the general partner of Apollo Management Holdings, L.P.

The address of each of Apollo Centre Street Partnership, L.P., Apollo Centre Street Management, LLC, Apollo Franklin Partnership, L.P., Apollo Credit Opportunity Trading Fund III LP, Apollo Credit Opportunity Fund III LP, Apollo Credit Opportunity Fund (Offshore) III LP, Apollo SK Strategic Investments, L.P., Apollo Special Opportunities Managed Account, L.P., Apollo SOMA Advisors, L.P., Apollo SOMA Capital Management, LLC, Apollo Principal Holdings II, L.P. and Apollo Principal Holdings II GP, LLC is One Manhattanville Road, Suite 201, Purchase, New York 10577. The principal office of each of AEC (Lux) S.á.r.l. and AES (Lux) S.á.r.l. is 44, Avenue J.F. Kennedy, Luxembourg L-1855, Luxembourg. The principal office of ANS U.S. Holdings Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town KY1-9005, Cayman Islands. The principal office of Apollo Zeus Strategic Investments, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, George Town KY1-1104, Cayman Islands. The principal office of each of Apollo Franklin Management, LLC, Apollo Credit Opportunity Management III LLC, Apollo European Credit Management L.P., Apollo European Credit Management, LLC, Apollo European Strategic Management, L.P., Apollo European Strategic Management LLC, Apollo SK Strategic Management, LLC, Apollo SVF Management, L.P., Apollo SVF Management GP, LLC, Apollo Zeus Strategic Management, LLC, Apollo Capital Management, L.P., Apollo Capital Management GP, LLC, Apollo Management Holdings, L.P. and Apollo Management Holdings GP, LLC is 9 W. 57th Street, 43rd Floor, New York, New York 10019. The reported information is based upon the Schedule 13D filed by Apollo Management Holdings GP, LLC with the SEC on February 26, 2016.

Mr. Regan is an Operating Partner at Apollo Investment Consulting LLC, which is affiliated with the Apollo Shareholders. Mr. Regan disclaims beneficial ownership of such shares of common stock of Genco.

(10)	Consists of 3,537,648 shares owned by Strategic Value Special Situations Master Fund III, L.P., 4,094,961 shares owned by Strategic Value Special Situations Master Fund II, L.P., 1,005,475 shares owned by Strategic Value Special Situations Offshore Fund III-A, L.P. and 3,995,595 shares owned by Strategic Value Master Fund, Ltd. SVP Special Situations III LLC is the investment manager of, and exercises investment discretion over, Strategic Value Special Situations Master Fund III, L.P. Strategic Value Partners, LLC is the managing member of SVP Special Situations III LLC. Strategic Value Partners, LLC and SVP Special Situations III LLC are both indirectly majority owned and controlled by Victor Khosla. Strategic Value Partners, LLC is the manager member of SVP Special Situations II LLC, the investment manager of Strategic Value Special Situations Master Fund II, L.P. SVP Special Situations II LLC is indirectly majority owned and controlled by Victor Khosla. Strategic Value Partners, LLC is the managing member of SVP Special Situations III-A LLC, the investment manager of Strategic Value Special Situations Offshore Fund III-A, LP. SVP Special Situations III-A LLC is indirectly majority owned and controlled by Victor Khosla. Strategic Value Partners, LLC is the investment manager of Strategic Value Master Fund, Ltd.

The address of each reporting person is c/o Strategic Value Partners, LLC, 100 West Putnam Avenue, Greenwich, CT 96830. The reported information is based upon the amendment to Schedule 13D filed by Strategic Value Partners, LLC with the SEC on February 18, 2016.

Mr. Kirchof is a Managing Director at Strategic Value Partners, LLC, which is affiliated with the Strategic Value Partners Shareholders. Mr. Kirchof disclaims beneficial ownership of such shares of common stock of Genco.

(11)	Consists of 252,287 shares (including 10,171 warrants) owned by Alden Global Adfero BPI Fund, Ltd, 3,569,067 shares (including 102,742 warrants) owned by Alden Global Opportunities Master Fund, L.P., 102,958 shares owned by Dugan Partners, L.P., and 1,270,234 shares (including 36,961 warrants) owned by Turnpike Limited. Alden Global Capital LLC is the manager of Alden Global Adfero BPI Fund, Ltd. Alden Global Capital Limited is the investment manager of Alden Global Opportunities Master Fund L.P. Alden Global Capital LLC is the investment sub-adviser to Alden Global Opportunities Master Fund L.P. Alden Global Capital LLC is the investment portfolio manager to Dungan Partners L.P. Alden Global Capital Limited is the investment adviser to Turnpike Limited and Alden Global Capital LLC is an investment sub-adviser to Turnpike Limited.

The address of the principal business office of Alden Global Adfero BPI Fund, Ltd., Alden Global Opportunities Master Fund, L.P. and Turnpike Limited is c/o Ogier Fiduciary Svcs (Cayman) Ltd., 89 Nexus Way, Camana Bay, Cayman Islands KY1-9007. The address of the principal place of business of Dungan Partners L.P. is Ogier House, The Esplanade, St. Helier, Jersey JE4 9WG. The reported information is based upon the amendment to Schedule 13G filed by Alden Global Capital Ltd. with the SEC on February 16, 2016.

OTHER MATTERS

At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Special Meeting. If any other matters should come before the Special Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

John C. Wobensmith
President and Secretary

Dated:  March 25, 2016

GENCO SHIPPING & TRADING LIMITED 299 PARK AVENUE 12TH FLOOR NEW YORK, NY  10171 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Genco Shipping & Trading Limited in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M31643-P07926 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Genco Shipping & Trading Limited The Board of Directors recommends you vote FOR Items 1, 2, 3,  and 4. Vote on Proposals For Against Abstain 1. To approve a proposal to amend the second amended and restated articles of incorporation of Genco Shipping & Trading Limited (the “Company”) to increase the number of authorized shares of our common stock from 250,000,000 to 500,000,000. 2. To approve a proposal to amend the second amended and restated articles of incorporation of the Company to authorize the issuance of up to 100,000,000 shares of preferred stock, in one or more classes or series as determined by the Board of Directors of the Company (the “Board”). 3. To grant discretionary authority to the Board to amend the second amended and restated articles of incorporation of the Company to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio at a ratio between 1-for-2 and 1-for-25, with such ratio to be determined by the sole discretion of the Board (the “Reverse Stock Split”) and with such Reverse Stock Split to be effective at such time and date, if at all, as determined by the Board, but no later than one year after shareholder approval of the Reverse Stock Split. 4. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve and adopt Proposals 1 through 3. NOTE:  Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here.  (see reverse for instructions) Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full titles as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Company’s Notice and Proxy Statement for Special Meeting of Shareholders is available at www.proxyvote.com. M31644-P07926 GENCO SHPPING & TRADING LIMITED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS April 18, 2016 The shareholder(s) hereby appoint(s) Peter C. Georgiopoulos and John C. Wobensmith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Genco Shipping & Trading Limited that the shareholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on April 18, 2016, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY, and any adjournment or postponement thereof, with all the powers the shareholders would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side